SENTO RECEIVES NOTICE OF DELISTING DETERMINATION FROM NASDAQ;

ANNOUNCES POSSIBILITY OF GOING CONCERN OPINION IN FISCAL 2007 ANNUAL REPORT

OREM, Utah, September 12, 2007 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, reports the receipt of a Staff Determination indicating the Company has violated certain of Nasdaq’s Marketplace Rules resulting from the issuance of Series C Convertible Preferred Stock and Promissory Notes (“Series C Stock”) on August 17, 2007, and the issuance of 430,000 shares of restricted common stock to certain of the Company’s executive officers on July 28, 2007. The completion of these transactions without shareholder approval and without filing the Listing of Additional Shares form with Nasdaq 15 days in advance of the transaction have resulted in additional bases for delisting the Company’s securities.

This violation by Sento of Nasdaq Marketplace Rules 4310(c)(17), 4350(i)(1)(A), 4350(i)(1)(B), 4350(i)(1)(D)(ii) and 4351 was in addition to Sento’s unresolved violation of Nasdaq Marketplace Rule 4310(c)(14) due to Sento’s failure to file its Annual Report on Form 10-K for the fiscal year ended March 31, 2007, and its Quarterly Report of Form 10-Q for the three months ended June 30, 2007.

On September 11, 2007, Sento received a letter from the Nasdaq Listing Qualification Panel (“the Panel”) indicating it has determined to deny the request of Sento for continued listing on The Nasdaq Stock Market resulting from the failure of Sento to provide an adequate plan of compliance as to when it will file its Annual Report on Form 10-K for the fiscal year ended March 31, 2007, and its Quarterly Report of Form 10-Q for the three months ended June 30, 2007. In accordance with this decision, the Panel has determined to delist Sento shares from The Nasdaq Stock Market and will suspend trading of those shares effective at the open of business on Thursday, September 13, 2007.

The Company understands that at least one market maker is preparing to file an application to the NASD that, if approved, would permit Sento’s common stock to trade in the over-the-counter market.

ANNOUNCEMENT OF POSSIBLE GOING CONCERN OPINION

IN FISCAL 2007 ANNUAL REPORT

Sento expects its financial statements for the year ended March 31, 2007, which will be included in its Annual Report on Form 10-K, will contain a qualified opinion due to going concern uncertainties observed by its independent registered public accountant, Child, Van Wagoner & Bradshaw, PLLC.

Although the audit has not been completed, nor the Annual Report issued, the qualified opinion is expected because of Sento’s large losses for the fiscal year ended March 31, 2007, and for the three months ended June 30, 2007, and a substantial working capital deficiency. These losses have added significantly to Sento’s accumulated deficit and the need to obtain additional financing in order to fund payment obligations and provide working capital for operations.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations. We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs. Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support. Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums. With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including LensCrafters, Phillips, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento’s beliefs, expectations, goals, hopes or intentions regarding future events. Words such as “expects,” “intends,” “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the bankruptcy or insolvency of, and the Company’s dependence on, its limited number of key clients; the historic volatility of the Company’s stock price; variations in market and economic conditions; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company’s current expectations, are contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Contact:

Kim A. Cooper, CEO, Sento at 801-431-9200

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